EXHIBIT 99.2

Joint Press Release Final

Agero Enters into Agreement to Acquire Urgently, for

$5.50 in Cash Per Share, Expanding Tech-Driven

Roadside Assistance Across Automotive, Fleet,

Rental, and Insurance Markets

Acquisition combines Urgently and Agero’s industry-leading technology and scale to enhance experiences for automakers, insurers, mobility and service providers

MEDFORD, Mass. & ASHBURN, Va. – March 13, 2026 – Agero, Inc., the leading white-label provider of digital driver assistance services and software for major automotive and auto insurance brands, today announced that it has entered into an agreement to acquire Urgent.ly, Inc. (Nasdaq: ULY) (“Urgently”), a U.S.-based technology focused provider of roadside and mobility assistance with innovative, tailored solutions within the automotive, fleet, and rental markets, for a cash price of $5.50 per share.

The acquisition brings together two industry leaders that share a vision for advancing roadside assistance through modern technology, AI, data insights, and customer-focused innovation. By combining Urgently and Agero’s operational scale, which serve over 150 million vehicles and managing 13 million events annually, the companies are creating a unified solution that will accelerate an enhanced experience for automakers, dealerships, insurance carriers, fleet operators, and the drivers they serve.

“Urgently has established a strong presence in the automotive, fleet and rental markets with its tech-forward approach,” said David Ferrick, President and CEO of Agero. “By enhancing that foundation with Agero’s platform, service provider network depth and quality, and unmatched scale, we’re positioned to redefine what’s possible in roadside assistance and deliver even greater value to the clients and customers we serve.”

Urgently has a distinguished reputation for its technology-forward approach to roadside assistance, including the use of machine-learning and advanced analytics to optimize dispatch operations, case management, and customer experience outcomes. Agero expects the acquisition will allow these capabilities to scale across a diverse client base while continuing to evolve driver assistance solutions.

“This acquisition presents a natural fit,” said Matthew Booth, CEO of Urgently. “Agero shares our commitment to continually improving the roadside experience through sophisticated technology and unmatched data scale. Together, we will elevate how we serve our customers by combining our strengths to accelerate innovation and growth.”

Both companies emphasized that clients, customers, service providers, and employees should expect steady continuity.

“We’re uniting the best ideas, technology, and talent from Agero and Urgently to create a stronger platform for the entire roadside assistance ecosystem,” added Ferrick. “Our priority is ensuring a seamless experience for the partners who rely on our services every day. Clients will continue working with the same teams and systems as we thoughtfully evaluate how to combine the best capabilities from both organizations.”

The acquisition reflects a broader evolution within the mobility ecosystem, where advanced analytics, machine learning/AI, and real-time data are playing an increasingly important role in improving roadside service delivery and customer satisfaction. The companies expect to accelerate innovation across their roadside assistance solutions, including enhancements in dispatch optimization, customer experience management, and partner-facing technology.

Following the transaction’s completion, Agero will remain a privately held company, continuing to benefit from the long-term commitment provided by the Wolk family ownership since its founding more than 50 years ago.

Pursuant to the terms of the Merger Agreement, a wholly owned subsidiary of Agero will commence a tender offer to acquire all outstanding shares of Urgently common stock for $5.50 per share in cash. The closing of this tender offer is subject to certain customary closing conditions, including the tender of Urgently common stock representing at least a majority of the total number of outstanding shares. Promptly following the closing of the tender offer, Urgently will merge with a subsidiary of Agero, and all remaining shares of Urgently not tendered in the offer (other than dissenting shares) will be converted into the right to receive the same $5.50 cash consideration per share as provided in the tender offer. The tender offer and merger are expected to close by the end of May 2026, subject to satisfaction of customary closing conditions.

Evercore is acting as exclusive financial advisor to Agero and Morgan Lewis & Bockius LLP is acting as legal advisor to Agero. Pericles Capital Advisors, LLC (whose services are offered through Seaport Global Securities, LLC a full service broker dealer and member of FINRA / SIPC) acted as the exclusive financial advisor and Wilson Sonsini Goodrich and Rosati PC is serving as legal counsel to Urgently.

About Agero

Wherever drivers go, we’re leading the way. Agero’s mission is to reimagine the vehicle ownership experience through a powerful combination of passionate people and data-driven technology, strengthening our clients’ relationships with their customers. As the #1 B2B, white-label provider of digital driver assistance services, we’re pushing the industry in a new direction, taking manual processes, and redefining them as digital, transparent, and connected. This includes: an industry-leading dispatch management platform powered by Swoop; configurable, white-label roadside assistance; comprehensive accident management services; and a growing marketplace of services, discounts and support enabled by a robust partner ecosystem.

The company has over 150 million vehicle coverage points in partnership with leading automobile manufacturers, insurance carriers and many others. Managing one of the largest national networks of independent service providers, Agero responds to approximately 13 million service events annually. Agero, a member company of The Cross Country Group, is headquartered in Medford, Mass., with operations throughout North America. To learn more, visit www.agero.com.

About Urgently

Urgently is focused on helping everyone move safely, without disruption, by safeguarding drivers, promptly assisting their journey, and employing technology to proactively avert possible issues. The company’s digitally native software platform combines location-based services, real-time data, AI and machine-to-machine communication to power roadside assistance solutions for leading brands across automotive, insurance, telematics and other transportation-focused verticals. Urgently fulfills the demand for connected roadside assistance services, enabling its partners to deliver exceptional user experiences that drive high customer satisfaction and loyalty, by delivering innovative, transparent and exceptional connected mobility assistance experiences on a global scale. For more information, visit www.geturgently.com.

Media Contact:

Joe Livarchik

Voxus PR for Agero

agero@voxuspr.com

Additional Information and Where to Find It

The tender offer has not yet commenced. This communication is for informational purposes and does not constitute a recommendation with respect to the proposed tender offer, an offer to purchase, or a solicitation of an offer to sell any securities of Urgently or any other entity, nor is it a substitute for any tender offer materials that Agero, the Purchaser under the Merger Agreement or Urgently will file with the SEC. A solicitation and an offer to buy securities of Urgently will be made only pursuant to an offer to purchase and related materials that Agero and Purchaser intend to file with the SEC. At the time the tender offer is commenced, Agero and Purchaser will file a Tender Offer Statement on Schedule TO with the SEC, and Urgently thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. URGENTLY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be sent to all stockholders of Urgently at no expense to them. The Tender Offer Statement on Schedule TO, the Solicitation/Recommendation Statement on Schedule 14D-9 and other related documents will be made available for free at the SEC’s website at www.sec.gov. Investors and securityholders may also obtain, free of charge, the Solicitation/Recommendation Statement on Schedule 14D-9 and other related documents that Urgently has filed with or furnished to the SEC under the “SEC Filings” section of Urgently’s investor relations website at https://investors.geturgently.com/financials/sec-filings.

Forward-Looking Statements

This communication contains “forward-looking statements”. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Urgently to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,”

“will,” “could,” “expects,” “plans,” “anticipates,” “believes,” and similar expressions intended to identify forward-looking statements. These statements reflect Urgently’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, without limitation, statements regarding the tender offer, the subsequent merger and other related matters, prospective performance and opportunities, post-closing operations and the outlook for the businesses of Urgently and Agero; and any assumptions underlying any of the foregoing. The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the tender offer and the subsequent merger; (ii) the risk that the tender offer or the subsequent merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of Urgently’s stockholders tendering their shares in the tender offer; (iv) the possibility that competing offers or acquisition proposals for Urgently will be made; (v) the possibility that any or all of the various conditions to the consummation of the tender offer or the subsequent merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require Urgently to pay a termination fee or other expenses; (vii) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Urgently’s ability to retain and hire key personnel, its ability to maintain relationships with its customer partners and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from Urgently’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; and (x) other factors as set forth from time to time in Urgently’s filings with the SEC, including its Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 14, 2025, as amended by the Annual Report on Form 10-K/A, which was filed with the SEC on April 17, 2025, and any subsequent Quarterly Reports on Form 10-Q.

Any forward-looking statements set forth in this communication speak only as of the date of this communication. Urgently does not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof other than as required by law. You are cautioned not to place undue reliance on any forward-looking statements.

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